Exhibit 32.1

Certification

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002

(Subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of HealthTronics Surgical Services, Inc., a Georgia corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

(1)  The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Form 10-Q”) of the Company fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Argil J. Wheelock
Argil J. Wheelock, M.D.
Chairman of the Board and
Chief Executive Officer
November 13, 2003

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.